EXHIBIT 23(a)



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders of
ALLTEL Corporation:


As independent public accountants, we hereby consent to the incorporation by reference in the previously filed registration statements of ALLTEL Corporation on Forms S-8 (Registration No's. 2-99523, 33-35343, 33-48476, 33-54175, 33-56291
and 33-65199) of our report dated April 16, 1999, on our audit of the financial statements of the ALLTEL Corporation Thrift Plan as of December 31, 1998 and 1997 and for the year ended December 31, 1998 and our report dated April 16, 1999, on our audit of the 360 Retirement Savings Plan as of December 31, 1998 and 1997 and for the year ended December 31, 1998, which reports are incorporated by reference in this Amendment No. 2 to the 1998 ALLTEL Corporation Annual Report on Form 10-K.





                                                          /s/Arthur Andersen LLP
                                                            ARTHUR ANDERSEN LLP


Little Rock, Arkansas,
April 28, 1999.



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